Exhibit 10.1
SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).
THIRD AMENDED AND RESTATED GAS PROCESSING CONTRACT
BETWEEN
KINDER MORGAN TEXAS PIPELINE LLC AND
COPANO PROCESSING, L.P.
June 1, 2010

THIRD AMENDED AND RESTATED GAS PROCESSING CONTRACT
BETWEEN
KINDER MORGAN TEXAS PIPELINE LLC
AND
COPANO PROCESSING, L.P.
TABLE OF CONTENTS

ARTICLE 1. — DEFINITIONS	2
1.1. Words and Terms	2
ARTICLE 2. — CERTAIN OBLIGATIONS OF THE PARTIES	5
2.1. Commitments of the Parties	5
2.2. Bypass; Suspension of Processing	6
2.3. Hydrocarbon Dew Point Control	6
2.4. KMTP Conditioning and Blending Fees	6
2.5. Entitlement to Products; Replacement of PTR	7
2.6. Copano Contract Gas	7
ARTICLE 3. — ALLOCATION OF INLET GAS	7
3.1. KMTP Information	7
3.2. KMTP Gas Calculations	7
ARTICLE 4. — ALLOCATION OF PLANT PRODUCTS AND DETERMINATION OF THE PROCESSING MARGIN	8
4.1 Allocation of Plant Products	8
ARTICLE 5. — PAYMENTS	9
5.1. Payments by Copano	9
5.2. Payments by KMTP	9
5.3. Processing Payment — PCL Gas	9
ARTICLE 6. — PRESSURES	10
6.1. Delivery Pressure	10
6.2. Pressure Drop	11
ARTICLE 7. — CONTENT TESTS	11
7.1. Sampling	11
7.2. Notices of Tests	11
7.3. Btu Content	11
ARTICLE 8. — RESIDUE GAS REDELIVERY	11
8.1. Transfer of Custody and Responsibility for Residue Gas	11
8.2. Residue Gas Volumes	12
ARTICLE 9. — MAKE-UP OF PTR	12
9.1. Obligation	12
9.2. PTR Make-up Gas Balancing	12
9.3. Notice of Volumes	12
ARTICLE 10. — MEASUREMENT	13
10.1. Assumed Atmospheric Pressure	13

10.2. Unit of Volume	13
10.3. Adjustment for Supercompressibility	13
10.4. Determination of Heating Value	14
10.5. Determination of Flowing Temperature	14
10.6. Determination of Specific Gravity	14
ARTICLE 11. — MEASURING EQUIPMENT AND TESTING	15
11.1. Equipment	15
11.2. Calibration and Tests of Meters	15
11.3. Access to Meters and Records	16
11.4. Correction of Metering Errors	16
11.5. Failure of Meters	16
11.6. Check Measuring Equipment	17
11.7. New Measurement Techniques	17
11.8. Liquid Measurement	17
ARTICLE 12. — QUALITY	18
12.1. Gas Quality Specifications	18
12.2. Testing	19
12.3. Failure to Meet Quality Specifications	19
ARTICLE 13. — ACCOUNTING	19
13.1. Statements	19
13.2. Payments	19
13.3. Auditing	20
13.4. Failure to Pay	20
ARTICLE 14. — FORCE MAJEURE	21
14.1. Definition	21
14.2. Strikes and Lockouts	21
14.3. Plant Loss	22
ARTICLE 15. — TAXES	22
15.1. Taxes	22
ARTICLE 16. — LIABILITY; TITLE AND WARRANTIES	22
16.1. Transfer of Custody of and Responsibility For Gas	22
16.2. Title to Products	22
16.3. Title to PTR	22
16.4. Liability	22
16.5. Warranties	23
ARTICLE 17. — SUCCESSORS AND ASSIGNS	23
17.1. Binding of Terms	23
17.2. Conditions	23
17.3. Pledged Rights	23
ARTICLE 18. — NOTICES	24
18.1. Addresses	24
ARTICLE 19. — TERM	25
19.1. Term	25

ii

ARTICLE 20. — MISCELLANEOUS	26
20.1. Upstream Processing	26
20.2. Indemnity	26
20.3. Waiver	26
20.4. Performance	27
20.5. Drafting	27
20.6. Headings	27
20.7. Third Party Beneficiaries	27
20.8. Prior Contract	27
20.9. Replacement Indices	27

iii

THIRD AMENDED AND RESTATED GAS PROCESSING CONTRACT
BETWEEN
KINDER MORGAN TEXAS PIPEINE LLC
AND
COPANO PROCESSING, L.P.
THIS THIRD AMENDED AND RESTATED GAS PROCESSING CONTRACT (this “Contract”) is made and entered into as of June 1, 2010 (the “Effective Date”), by and between KINDER MORGAN TEXAS PIPELINE LLC (“KMTP”) and COPANO PROCESSING, L.P. (“COPANO”). KMTP and COPANO may be referred to in this Contract individually as a “Party” and collectively as the “Parties”.
W I T N E S S E T H:
     WHEREAS, COPANO and KMTP are parties to that certain Amended and Restated Gas Processing Contract entered into as of January 1, 2004 which provides for the Processing of Gas by COPANO at a natural gas processing plant known as the Houston Central Plant located in the O.K. Winn and Francis Mayhar Surveys, Colorado County, Texas (the “Plant”) (the “2004 Restated Agreement”); and
     WHEREAS, the 2004 Restated Agreement was amended and restated in its entirety by that certain Amended and Restated Gas Processing Contract dated February 1, 2006, between KMTP and COPANO (the “2006 Restated Agreement”);
     WHEREAS, KMTP owns and operates a 30-inch pipeline system extending from the vicinity of Laredo, Texas, to the Plant (said pipeline system and any extensions and loops thereof shall be referred to herein as the “KMTP Line”); and
     WHEREAS, COPANO and/or its Affiliates (defined below) own natural gas pipeline facilities that deliver Gas into the KMTP Line (the “Copano Pipeline Facilities”) which Gas is delivered to the Plant for Processing (all such Gas so delivered from the Copano Pipeline Facilities shall be referred to herein as “Copano Pipeline Gas”); and
     WHEREAS, COPANO and/or its Affiliates (as defined below) may enter into Gas Processing or Gas conditioning arrangements with producers or other third parties delivering Gas to the KMTP Line pursuant to which COPANO shall have the right to Process or condition Gas produced, delivered or supplied by such third parties (such Gas may be referred to herein as “Copano Contract Gas”, and together with the Copano Pipeline Gas, shall be referred to herein as “Copano Gas”); and

     WHEREAS, KMTP transports certain quantities of Gas other than Copano Gas (“KMTP Gas”) in the KMTP Line that is delivered to the Plant and desires that such Gas be Processed in the Plant, and
     WHEREAS, COPANO desires to Process the KMTP Gas for KMTP, and
     WHEREAS, COPANO and KMTP desire to amend and restate the the 2006 Restated Agreement as provided herein,
     NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and benefits contained herein, KMTP and COPANO hereby agree as follows:
ARTICLE 1. — DEFINITIONS
     1.1. Words and Terms
     Unless the context indicates a different meaning, the following words and terms shall have the meanings set out below:
     “2004 Restated Agreement” has the meaning set forth in the recitals above.
     “2006 Restated Agreement” has the meaning set forth in the recitals above.
     “Adjustment Factor” means, (i) for the first five contract years, the number one (1), and (ii) for each contract year thereafter, a fraction, the numerator of which is the CPI-U for the April immediately preceding the applicable June 1, and the denominator of which is the CPI-U for the prior April of the year immediately prior to the year for which the Adjustment Factor is to be determined; provided, however, that the Adjustment Factor shall never be less than one (1).
     “Affiliate” means, as to any Person, any other Person that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, such Person. The term control means the possession, directly or indirectly, of the power to direct or cause direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.
     “Agreement” has the meaning set forth in the preamble.
     “Alternate Redelivery Point” means the flange or weld on the downstream side of the emergency shut—down valve installed downstream of the Plant at the point of connection to any pipeline connected to the Plant as of the Effective Date other than the KMTP pipeline.

     “Btu” means British thermal unit.
     “Business Day” means a day other than a Saturday, Sunday or legal holiday for commercial banks under either the laws applicable to national banking associations or those applicable to Texas state chartered banks.
     “COPANO” has the meaning set forth in the preamble.
     “Copano Contract Gas” has the meaning set forth in the recitals above. For the avoidance of doubt, and not withstanding anything in this Contract to the contrary, Gas that is Processed in the Plant pursuant to a processing agreement between COPANO and Eagle Ford Gathering, LLC is Copano Contract Gas but is governed by the terms and conditions of the processing agreement between COPANO and Eagle Ford Gathering, LLC.
     “Copano Gas” has the meaning set forth in the recitals above.
     “Copano Pipeline Facilities” has the meaning set forth in the recitals above.
     “Copano Pipeline Gas” has the meaning set forth in the recitals above.
     “CPI-U” means the “All Items Consumer Price Index for All Urban Consumers, U. S. City Average”, as compiled monthly by the U. S. Department of Labor, Bureau of Labor Statistics, utilizing a standard reference base period of 1982-84 equals 100, unadjusted for seasonal variation.
     “Creditor Party” has the meaning set forth in Section 13.2.
     “Day” means a period beginning at 9:00 a.m. (local time) on a calendar day and ending at 9:00 a.m. (local time) on the next succeeding calendar day. The date of a Day shall be that of its beginning.
     “Debtor Party” has the meaning set forth in Section 13.2.
     “Delivery Point” means the flange or weld on the upstream side of the emergency shut—down valve installed upstream of the Plant.
     “Effective Date” has the meaning set forth in the preamble above.
     “Gas”, as used herein, means natural gas, as produced in its natural state from oil wells or from natural gas wells or gas condensate wells.

     “GPM” means the amount of gallons of ethane and/or heavier Products per Mcf.
     “Hydrocarbon Shrinkage” means the amount, in MMBtu, by which the Inlet Gas is reduced as a result of extracting the Plant Products as determined in EXHIBIT “C”, attached hereto.
     “Inlet Gas” means all Gas delivered into the Plant from the KMTP Line, being the Copano Gas and the KMTP Gas.
     “KMTP” has the meaning set forth in the preamble.
     “KMTP Gas” has the meaning set forth in the recitals above.
     “KMTP Line” has the meaning set forth in the recitals above.
     “Mcf” means one thousand (1,000) cubic feet, and “MMcf” means one million (1,000,000) cubic feet.
     “MMBtu” means one million (1,000,000) Btu.
     “Month” or “month” means a period beginning at 9:00 a.m. (local time) on the first day of a calendar month and ending at 9:00 a.m. (local time) on the first day of the next succeeding calendar month.
     “New KMTP Gas” has the meaning set forth in Section 5.3(b).
     “Payment Date” has the meaning set forth in Section 13.2.
     “PCL” or “Processing Confirmation Letter” has the meaning set forth in Section 5.3(a).
     “PCL Gas” means that portion of the KMTP Gas that is Processed under a PCL.
     “Person” means any individual, corporation, business trust, association, company, partnership, joint venture, governmental authority, or other entity.
     “Plant” has the meaning set forth in the recitals above.
     “Plant Fuel, Flare and Losses” means the fuel consumed in the processing of Gas including the loss of Gas due to the flaring and other activities incidental in the operation of the Plant.
     “Process,” “Processed,” or “Processing” means the processing of Gas for the recovery of liquefiable hydrocarbons and/or the control of hydrocarbon dew point.

     “Processing Margin” has the meaning set forth in Article 4.
     “Production Month” has the meaning set forth in Section 3.1.
     “Products” means commercial products fractionated either in the Plant or elsewhere, including, but not limited to, condensate, natural gasoline, butane, isobutane, propane and ethane.
     “Psia” means pounds per square inch absolute.
     “Psig” means pounds per square inch gauge.
     “Plant Thermal Reduction” (“PTR”) means the sum of the Hydrocarbon Shrinkage and Plant Fuel, Flare and Losses.
     “PTR Make-up Gas” has the meaning set forth in Section 9.1.
     “Residue Gas” means the Gas remaining at the outlet of the Plant after the reduction of Inlet Gas by PTR.
     “Residue Gas Redelivery Point” means the flange or weld on the downstream side of the emergency shut—down valve installed downstream of the Plant and connecting to KMTP’s pipeline.
     “Ship Channel Index” means the Index published in Inside F.E.R.C.’s Gas Market Report for the first of each month under the heading “Market Center Spot-Gas Prices,” subheading “East Texas, Houston Ship Channel” or if Inside F.E.R.C.’s Gas Market Report ceases to be published or fails to publish said index price, an alternative index price that is comparable selected by the Parties.
     “Unfractionated NGLs” means product mixes that require further fractionation to become Products.
ARTICLE 2. — CERTAIN OBLIGATIONS OF THE PARTIES
     2.1. Commitments of the Parties
     Subject to the terms and conditions herein, KMTP agrees to deliver or cause to be delivered to COPANO at the Delivery Point all of the Gas in the KMTP Line available for delivery at the Delivery Point. COPANO shall have the exclusive right and option to Process all such Gas in the Plant.
     Notwithstanding the foregoing, KMTP shall have the right to require COPANO to bypass the Plant with all or part of the Inlet Gas during any period in which the threat of hurricanes or freezing weather in the U. S. Gulf Coast area is imminent, present or recent, if, in KMTP’s sole opinion, such Inlet Gas is needed to fulfill KMTP’s contract obligations. During such period, to the extent of such bypass, the payment obligations of the Parties under Article 5, and COPANO’s performance obligations under Section 2.3 shall be deemed suspended and waived by both KMTP and COPANO.
     2.2. Bypass; Suspension of Processing.
     Subject to the provisions of the immediately succeeding sentence, COPANO shall have the right to: (i) bypass the Plant with all or a portion of the KMTP Gas, (ii) suspend Processing, or (iii) suspend or curtail the operation of the Plant at any time and from time to time during the term of this Contract. However, notwithstanding such bypass, suspension or curtailment, unless such bypass, suspension or curtailment is the result of force majeure or KMTP’s request to bypass the KMTP Gas: (i) each of the Parties shall continue to pay the amounts it is required to pay under Article 5 hereof; and (ii) COPANO shall condition Gas hereunder as required by Section 2.3.
     2.3. Hydrocarbon Dew Point Control.
     COPANO shall condition Gas delivered to the Plant such that all Gas in the KMTP Line immediately downstream of the Plant shall have a cricondentherm hydrocarbon dew point no greater than ** degrees (**º) Fahrenheit. COPANO shall provide such Gas conditioning service by any means it determines, including but not limited to the Processing of a partial quantity of Inlet Gas sufficient to enable it to meet the specifications set out above. Notwithstanding the foregoing, COPANO shall not be obligated to Process more than a total of 550,000 MMBtu of Gas per day. If the volume of Gas delivered by KMTP to the Plant exceeds 550,000 MMBtu per day, COPANO may, but shall not be obligated to Process volumes in excess of 550,000 MMBtu per day. In such case, the hydrocarbon dew point of Gas in the KMTP Line immediately downstream of the Plant may exceed the specifications set forth in this Section 2.3 to the extent resulting from the delivery by KMTP of Inlet Gas in excess of 550,000 MMBtu per day.
     2.4. KMTP Conditioning and Blending Fees.
     Notwithstanding any prior agreement or agreements between the Parties or any of their Affiliates to the contrary, COPANO and its Affiliates shall not be obligated to bear or pay, and KMTP and its Affiliates shall not charge COPANO or any of its Affiliates, or deduct from any payments made to COPANO or any of its Affiliates, any fees to condition or blend COPANO Gas to meet KMTP’s hydrocarbon dew point specifications. Notwithstanding any prior agreement or agreements between KMTP and any of its Affiliates and any third party to the contrary, no third party shall be obligated to bear or pay, and KMTP and its Affiliates shall not charge any third party, or deduct from payments made to any third party, any fees to condition or blend COPANO Gas to meet KMTP’s hydrocarbon dew point specifications unless COPANO and KMTP agree in writing that such charges or deductions may be made by KMTP or its Affiliates.

     2.5. Entitlement to Products; Replacement of PTR.
     COPANO shall retain one hundred percent (100%) of the Products obtained by the Processing of KMTP Gas in the Plant, and shall replace one hundred percent (100%) of the PTR attributable to such Processing of the KMTP Gas.
     2.6. Copano Contract Gas
     If COPANO enters into any agreement to Process or condition Gas produced, delivered or supplied by a third party after the Effective Date, COPANO will give KMTP prompt written notice of such agreement. Gas Processed or conditioned under any such agreement will be Copano Contract Gas.
ARTICLE 3. — ALLOCATION OF INLET GAS
     3.1. KMTP Information
     KMTP shall provide COPANO with the volume, average Btu per Mcf, average GPM, and any other information necessary for the processing allocation of the KMTP Gas and the Copano Gas by the fifth Business Day of each Month following the Month such KMTP Gas and/or Copano Gas is delivered to the Plant (the “Production Month”). Such information shall be provided separately for (i) PCL Gas, (ii) Inlet Gas; (iii) Copano Contract Gas; (iv) Copano Pipeline Gas; and (v) New KMTP Gas.
     3.2. KMTP Gas Calculations.
KMTP shall calculate and report to COPANO by the fifth Business Day of each Month following the Production Month the Mcf, MMBtu, Btu factor, and average GPM by component of the KMTP Gas as follows:
KMTP Gas Btu factor =Heating Value of KMTP Gas (expressed in MMBtu)/Volume of KMTP Gas (expressed in Mcf)
KMTP Gas MMBtu =Heating Value of Inlet Gas (expressed in MMBtu) minus the Heating Value of Copano Gas (expressed in MMBtu)
KMTP Gas Mcf =Volume of Inlet Gas (expressed in Mcf) minus the Volume of Copano Gas (expressed in Mcf)
KMTP Gas GPM by component = (Inlet Gas theoretical gallons by component minus the Copano Gas theoretical gallons by component)/Volume of KMTP Gas Mcf(expressed in Mcf)
Sum of each Copano Gas theoretical gallons by component = the sum of each Copano Gas GPM by component times the applicable Copano Gas Mcf
Inlet Gas theoretical gallons by component = Inlet Gas GPM by component times the Inlet Gas (expressed in Mcf)

An example of the foregoing procedure for the calculation of Mcf, MMBtu, Btu factor, and average GPM by component for the KMTP Gas is set forth in Exhibit A attached hereto.
ARTICLE 4. — ALLOCATION OF PLANT PRODUCTS AND DETERMINATION OF THE PROCESSING MARGIN
     4.1 Allocation of Plant Products
     KMTP and COPANO shall allocate the total quantity of each Plant Product contained in the Gas that is processed, recovered and saved at the Plant during each Month as set forth in EXHIBIT C. Determination of Plant Products, PTR and Residue Gas shall be determined as set forth in EXHIBIT C attached hereto.
     4.2 Processing Margin
     KMTP and COPANO shall calculate the processing margin for each Production Month (the “Processing Margin”) in accordance with the formulae set forth in Part 1 of Exhibit D attached hereto and the provisions of this Article 4. Part 2 of Exhibit D hereto is an example of the Processing Margin calculation for a Production Month in which: (i) GPM values are assumed to be those set forth in cells C13 through C19, (ii) the actual Product recovery factors are those set forth in cells D13 through D19, (iii) the Ship Channel Index is assumed to be $** per MMBtu (cell H7), (iv) Product prices less any deductions referred to below in clauses (iv) and (v) of this Article 4 are assumed to be those set forth in cells L13 through L19; (v) the Heating Value of KMTP Gas is assumed to be ** MMBtu/Mcf (cell D23), vi) the actual Plant Fuel, Flare and Losses is assumed to be **% of the Delivered MMBtu (cell D31). In calculating the Processing Margin, the Parties shall use the following inputs: (i) the actual GPM values for the Production Month for each Product attributable to the KMTP Gas (as reported the following month by KMTP pursuant to Article 3), (ii) the actual KMTP Gas Btu factor for the full Production Month (as reported the following month by KMTP pursuant to Article 3), (iii) the Ship Channel Index (cell H7) for the Production Month, (iv) the actual prices received by COPANO for the Production Month for each Product, less COPANO’S transportation and fractionation fee equal to the greater of:
     (A) $** per Gallon,
     or
     (B) $** per Gallon + ($** per Gallon X (Ship Channel Index/$3.50 per MMBtu))

(v) the actual prices received by COPANO for Unfractionated NGLs, less $** per Gallon, and (vi) the actual plant recovery factors for each Plant Product, and (vii) the actual Fuel, Flare, and Losses.
     4.3 Replacement of Lean Oil Plant
     In the event that COPANO replaces substantially all of its lean oil plant with a cryogenic plant having a capacity of approximately 450,000 MMBtu per day, then commencing on the first day of the month following the Month the new cryogenic plant is placed in service the ethane recovery factor in Cell D13 would be fixed at **%. The ethane recovery factor would be fixed for ** years from the year the new cryogenic plant is placed in service. After such time, the recovery factor in Cell D13 would be based on the actual Plant recovery factor for ethane.
ARTICLE 5. — PAYMENTS
     5.1. Payments by Copano
     For any Production Month for which the Processing Margin is greater than the product of ** per gallon times the Adjustment Factor, COPANO shall pay KMTP an amount calculated as follows:
KMTP Gas Mcf X (Processing Margin — ($** per Gallon X Adjustment Factor) X Recovered GPM of KMTP Gas X **%
The “Recovered GPM of KMTP Gas” as used in this Section 5.1 and in Section 5.2 shall be determined as set forth in cell E21 of Exhibit D part 2.
     5.2. Payments by KMTP
     For any Production Month for which the Processing Margin is less than the product of ** per gallon times the Adjustment Factor, KMTP shall pay COPANO the lesser of:
(A) KMTP Gas Mcf X ($** per Gallon X Adjustment Factor) — Processing Margin) X Recovered GPM of KMTP Gas;
or
(B) ($** per Mcf X Adjustment Factor) X KMTP Gas Mcf.
     5.3. Processing Payment — PCL Gas

     (a) Mutually Agreed Alternate Processing Arrangements. The Parties acknowledge that it may be necessary to structure alternate Processing arrangements to attract rich Gas supplies to the KMTP Line and the Plant. A Processing Confirmation Letter (“PCL”) in substantially the form of Exhibit B-1 hereto shall set forth the terms for Processing such Gas, referred to herein as PCL Gas, as mutually agreed upon by COPANO and KMTP. The PCL shall set forth the procedure for determining the Products and PTR attributable to the PCL Gas. In the absence of entry by the Parties into a PCL, the terms contained in the body of this Contract shall control in regard to all Processing carried out pursuant this Section 5.3(a) and any PCL hereunder.
     (b) Alternate Processing Arrangements for New KMTP Gas. Subject to the availability of Processing capacity in the Plant at the time KMTP requests Processing under this Section 5.3(b), KMTP shall have the right to have COPANO Process or condition KMTP Gas in the Plant that is produced, delivered or supplied by third parties (such Gas may be referred to herein as “New KMTP Gas”) under the alternate arrangements set forth in a PCL substantially in the form of Exhibit B-2 hereto. The alternate arrangements set forth in Exhibit B-2 shall apply only to the extent requested by KMTP for quantities of New KMTP Gas specified by KMTP in a written request to COPANO. Except as otherwise stated in Exhibit B-2, the terms contained in the body of this Agreement shall control in regard to all Processing of KMTP Gas carried out pursuant to this Section 5.3(b) and any PCL hereunder. The processing of New KMTP Gas shall be firm and have an MDQ of ** MMBtu per day.
     5.4 For purposes of the calculations contained in this Article 5, “KMTP Gas” shall be deemed to include only that KMTP Gas actually Processed at the Plant.
ARTICLE 6. — PRESSURES
     6.1. Delivery Pressure
     Inlet Gas shall be delivered to COPANO at the Delivery Point at the pressure that exists in the KMTP Line. Although the pressure in the KMTP Line may vary, KMTP will make reasonable efforts to effect deliveries of Gas at the Delivery Point at a pressure of not less than 750 psig and not more than 1000 psig. COPANO will accept Gas at the Delivery Point at the KMTP Line pressures; provided, however, that if KMTP effects deliveries that are outside of the range of pressures listed above, then COPANO may refuse to accept such deliveries of KMTP Gas for Processing, bypassing all or a part of said Gas as COPANO deems necessary for safe and efficient operation of the Plant.

     6.2. Pressure Drop
     COPANO shall deliver and KMTP shall receive Residue Gas at the Residue Gas Redelivery Point or the Alternate Redelivery Point at a pressure that is not more than 50 psig less than the pressure at which KMTP Gas was delivered at the Delivery Point, unless KMTP will accept a lesser pressure at the Residue Gas Redelivery Point or the Alternate Redelivery Point.
ARTICLE 7. — CONTENT TESTS
     7.1. Sampling
     The inlet and outlet Gas metering and sampling facilities at or near the Delivery Point and the Residue Gas Redelivery Point shall be owned and operated by KMTP. Such facilities shall be equipped with chromatographs to provide a continuous chromatographic analysis of KMTP Gas and Residue Gas returned to KMTP on a daily basis. KMTP shall be responsible for determining the contents of the Copano Gas by taking and analyzing samples with a chromatograph or by use of a continuous chromatographic analysis.
     7.2. Notices of Tests
     KMTP shall give COPANO sufficient notice in advance of each test of the Gas chromatographs in order to permit COPANO to have a representative present to witness such tests, and KMTP shall furnish COPANO in writing the results of each such test of the Gas chromatographs.
     7.3. Btu Content
     Heating value determination shall be done according to methods prescribed in Article 10. Daily MMBtu shall be calculated and accumulated using continuous data from a chromatograph when available. The average monthly Btu per cubic foot shall be calculated by dividing the sum of the daily total MMBtu for the Production Month by the sum of the daily total Mcf for the month.
ARTICLE 8. — RESIDUE GAS REDELIVERY
     8.1. Transfer of Custody and Responsibility for Residue Gas
     COPANO agrees to deliver Residue Gas attributable to KMTP Gas to KMTP or its designee at the Residue Gas Redelivery Point or the Alternate Redelivery Point as directed by KMTP from time to time. Custody of and responsibility for Residue Gas attributable to KMTP shall pass from COPANO to KMTP at such points.

     8.2. Residue Gas Volumes
     COPANO shall use reasonable commercial efforts each day to deliver Residue Gas attributable to KMTP Gas in the same day as such Gas was delivered to the Plant. Any imbalances in deliveries of Residue Gas shall be cashed out each month in the same manner specified for PTR Make-Up Gas in Section 9.2 below.
ARTICLE 9. — MAKE-UP OF PTR
     9.1. Obligation
     COPANO agrees to deliver or cause to be delivered to KMTP, or its designee, a volume of Gas with an MMBtu content equal to one hundred percent (100%) of the difference between the number of MMBtu contained in KMTP Gas and the number of MMBtu contained in Residue Gas attributable to KMTP Gas. Gas so delivered is herein called “PTR Make-up Gas”. COPANO also agrees to deliver or cause to be delivered to KMTP, or its designee, COPANO’s share of the PTR Make-up Gas attributable to the PCL Gas in accordance with the terms of the particular PCL.
     9.2. PTR Make-up Gas Balancing
     COPANO shall use reasonable commercial efforts each month to deliver PTR Make-up Gas due KMTP in the same month as such Gas was delivered to the Plant. The number of MMBtu delivered by COPANO as PTR Make-up Gas may not equal the amount due from time to time, and COPANO shall maintain an account of the over- and under-deliveries of PTR Make-up Gas. Any imbalance in deliveries of PTR Make-up Gas shall be cashed out each month in accordance with the following:
(a) Over-delivery of PTR Make-up Gas shall be sold to KMTP at a price equal to ** percent (**%) of the average of the Ship Channel Index for: (i) the month in which the Gas was Processed which gave rise to the PTR Make-up Gas obligation, and (ii) the following month.
(b) Under-delivery of PTR Make-up Gas shall be purchased from KMTP by COPANO at a price equal to ** of the Ship Channel Index for: (i) the month in which the Gas was Processed which gave rise to the PTR Make-up Gas obligation, and (ii) the following month.
     9.3. Notice of Volumes
     On or before the third work day preceding the end of each month, KMTP will provide COPANO with KMTP’s reasonable estimate of Gas volume anticipated to be delivered to the Plant from the KMTP Line during the next succeeding month, and shall make reasonable efforts to give COPANO advance notice of expected material changes in this volume. Following each month, COPANO will provide KMTP by the eighth (8th) workday with a complete listing of PTR Make-up Gas and Residue Gas deliveries.
ARTICLE 10. — MEASUREMENT
     10.1. Assumed Atmospheric Pressure
     The average atmospheric pressure shall be assumed to be fourteen and seven tenths pounds per square inch (14.7 psi), irrespective of actual elevation or location of the delivery point(s) above sea level or variations in such atmospheric pressure from time to time, unless specified otherwise.
     10.2. Unit of Volume
     The unit of volume for measurement of Gas for all purposes shall be one (1) cubic foot of Gas at a base temperature of sixty degrees Fahrenheit (60º F.) and at a base pressure of fourteen and seventy-three hundredths pounds per square inch absolute (14.73 psia). Where measurement is by orifice meter, all fundamental constants, observations, records and procedures involved in the determination and/or verification of the quantity and other characteristics of Gas delivered hereunder shall be made according to the latest revision of ANSI/API 2530-92 Chapter 14.3, Part 1-4 (AGA Report No. 3), with any revisions, amendments or supplements as may be mutually acceptable to KMTP and COPANO, unless otherwise specified herein. Measurement by turbine meter, unless specified otherwise, shall be in accordance with A.G.A. Report No. 7, with any revisions, amendments or supplements as maybe mutually agreeable to the Parties. When positive displacement or turbine meters are used for the measurement of Gas, the flowing temperature of the Gas shall be assumed to be sixty degrees Fahrenheit (6O° F.) and no correction shall be made for any variation therefrom; provided, however, KMTP shall have the option of installing or causing to be installed a recording thermometer, should chart measurement be used, and if KMTP exercises such option and installs or causes to be installed such thermometer, correction shall be made for each degree variation in the average flowing temperature for each meter recording. Where measurement is by other than orifice, turbine or positive meter, standards commonly acceptable in the natural Gas industry shall be used in the determination of all factors involved in the computation of Gas volumes.
     10.3. Adjustment for Supercompressibility
     Adjustment to measured Gas volumes for the effects of supercompressibility shall be made according to accepted AGA standards. The measuring Party shall obtain representative relative density, Gas composition, carbon dioxide and nitrogen mole fraction values, from the Gas samples obtained for the Gas delivered or received as may be required to compute such adjustments according to standard testing procedures. Equations for the calculation of supercompressibility will be taken from the latest revision of AGA Report No. 8, Compressibility for Natural Gas and Other Hydrocarbon Gases. Each month, the supercompressibility will be calculated using the latest Gas analysis and the monthly average of the flowing temperature and pressure.
     10.4. Determination of Heating Value.
     At the mutual agreement of KMTP and COPANO, the heating value of the Gas may be determined by recording calorimeter or by the use of a chromatograph, a continuous Gas sampler or by taking spot Gas samples. The arithmetical average of the hourly heating value recorded by a recording instrument during periods of flow each day shall be considered as the heating value of the Gas delivered hereunder during such day. If spot or continuous samples are taken, the samples shall be analyzed on the measuring Party’s calorimeter or chromatograph. The result of a sample shall be applied to Gas deliveries on the first day of the month the sample is removed and for all succeeding months until a new sample is taken. All heating value determinations made with a chromatograph shall use physical Gas constants for Gas compounds as outlined in the latest revision of GPA 2172 or revisions to related reports to which the Parties may mutually agree. Heating value shall be determined to the nearest whole Btu.
     10.5. Determination of Flowing Temperature
     The temperature of the Gas flowing through the meter or meters shall be determined by the continuous use of a recording thermometer installed so that it will properly record the temperature of the Gas flowing through the meter or meters should chart measurement be used. The average of the temperature recorded each day shall be used in computing the volumes of Gas for that day. Temperature shall be determined to the nearest whole degree in Fahrenheit.
     10.6. Determination of Specific Gravity
     The specific gravity of the Gas flowing through the meter or meters may be determined by the use of a recording gravitometer or chromatograph so that it will properly record the specific gravity of the Gas flowing through the meter or meters. The average of specific gravity recorded each day shall be used in computing the volume of Gas for that day. At the mutual agreement of KMTP and COPANO, the specific gravity of the Gas flowing through the meter or meters may be determined by means of a portable gravitometer or chromatograph, by taking Gas samples or by the use of a continuous Gas sampler in lieu of a recording gravitometer. In the event Gas samples are taken or a continuous Gas sampler is installed, the samples shall be run on the measuring Party’s gravitometer or chromatograph at another location. If spot or continuous samples are taken, to determine specific gravity of the Gas, the result of such sample shall be applied to Gas deliveries on the first day of the month the sample is removed and for all succeeding months until a new sample is taken. All specific gravity determinations made with a chromatograph shall use physical constants for Gas compounds as outlined in the latest revision of GPA 2172 or revisions to related Reports to which the Parties may mutually agree. Specific gravity shall be determined to the nearest one thousandth (0.001).
ARTICLE 11. — MEASURING EQUIPMENT AND TESTING
     11.1. Equipment
     At or near each point at which either KMTP Gas or COPANO Gas is measured, KMTP, or its designee, shall, at its expense, operate and maintain in accurate working order, the meters, instruments and equipment of standard type necessary to measure the Gas to be delivered hereunder. KMTP shall likewise furnish, install, operate and maintain, or cause the same to be done, such instruments and equipment as may be necessary at points other than such point(s) of delivery and other than any Alternate Redelivery Point to obtain the information to measure the Gas to be delivered hereunder. The metering and other equipment installed, together with any buildings erected for such equipment, shall be and remain the property of KMTP.
     As specified by KMTP, all measuring stations provided hereunder shall be equipped with orifice meter runs, orifice meter gauges, recording gauges or other types of meter or meters of standard make and design commonly accepted in the natural gas industry in order to accurately measure the Gas delivered hereunder. At KMTP’s and COPANO’S mutual agreement, a computer, transducers and other associated sensing devices may be installed to accurately measure the Gas delivered hereunder in accordance with A.G.A. Report Nos. 3,5,6 and 7, as appropriate, in lieu of mechanical devices with charts. If a computer and associated devices are installed, the values for gross heating value and specific gravity may be entered either manually (but not more frequently than once per month) or as real time data if such data is available. Values for carbon dioxide and nitrogen used in supercompressibility correction determinations shall be entered as real time data if such data is available or shall be entered manually at intervals mutually agreed upon, but at least once every six (6) months.
     11.2. Calibration and Tests of Meters
     The measuring Party shall calibrate chromatographs, if used, at least once each month against a standard Gas sample. All other measuring equipment shall be calibrated and adjusted as necessary by the measuring Party or as frequently as deemed necessary by KMTP but not less frequently than once each month. COPANO may, at its option, be present for such calibration and adjustment. KMTP shall give COPANO notice of the time of all tests sufficiently in advance of conducting same so that the Parties may conveniently have their representatives present. Following any test, any measuring equipment found to be inaccurate to any degree shall be adjusted immediately to measure accurately. Each Party shall have the right, at any time, to challenge the accuracy of any measuring equipment used hereunder and may request additional tests. If, upon testing, the challenged equipment is found to be in error, then it shall be repaired and calibrated. The cost of any such special testing, repair and calibration shall be borne by the Party requiring the special test if the percentage of inaccuracy is found to be two percent (2%) or less (one percent [1%] if electronic flow measurement equipment is utilized). Otherwise, the cost shall be borne by the Party operating the challenged measuring equipment.
     11.3. Access to Meters and Records
     The other Party shall have access at all reasonable times to the measuring equipment and all other instruments used by the measuring Party in determining the measurement and quality of the Gas delivered hereunder, but the reading, calibrating, and adjusting thereof shall be done only by employees, agents or representatives of the measuring Party. The measuring Party shall keep on file copies of original records for a period of three (3) years for mutual use of KMTP and COPANO. Upon request, the measuring Party shall submit to the other Party copies of original records from such equipment, subject to return by the Party within sixty (60) days after receipt thereof.
     11.4. Correction of Metering Errors
     If, upon any test, the measuring equipment, in the aggregate for any measurement facility, is found to be inaccurate by more than two percent (2%) (one percent [1%] if electronic flow measurement equipment is utilized), registration thereof and any payments based upon such registration shall be corrected at the rate of such inaccuracy for any period of inaccuracy which is definitely known or agreed upon; provided, however, if such period is not definitely known or agreed upon, then such registration and payment shall be corrected for a period extending back one-half (1/2) of the time elapsed since the last day of calibration.
     11.5. Failure of Meters
     If, for any reason, the measuring equipment is out of service or out of repair so that the quantity of Gas delivered hereunder through such measuring equipment cannot be ascertained or computed from the readings thereof, the quantity of Gas so delivered during the period such equipment is out of service or out of repair shall be estimated and agreed upon by KMTP and COPANO upon the basis of the best available data, using the first of the following methods which is feasible:

(a) By using the registration of any duplicate measuring equipment installed by the measuring Party, if installed and registering correctly;
(b) By using the registration of any check measuring equipment of the other Party, if installed and registered accurately;
(c) By correcting the error if the percentage of error is ascertainable by calibration, test or mathematical calculation;
(d) By estimating the quantity of deliveries by using the volumes delivered under similar conditions during preceding periods when the measuring equipment was registering accurately.
     11.6. Check Measuring Equipment.
     COPANO may install, maintain and operate at its own expense, at or near the Delivery Point hereof, such check measuring equipment as desired; provided, however, that such equipment shall be installed so as not to interfere with the operation of any other measuring equipment. KMTP shall have access to such check measuring equipment at all reasonable times, but the reading, calibration and adjusting thereof and the changing of charts shall be done only by COPANO.
     11.7. New Measurement Techniques
     If, at any time during the term hereof, a new method or technique is developed with respect to Gas measurement or liquids measurement or to the determination of the factors used in such measurements, such new method or technique may be substituted for the method set forth in this Article 11 when the Party employing such new method or technique receives consent from the other Party.
     11.8. Liquid Measurement
     COPANO shall measure Products and condensate by utilizing meters operated and maintained in accordance with recognized industry standards. Measurement procedures and calculations will be in accordance with the API Manual of Petroleum Measurement. Meter tests and calibration will be conducted as determined by COPANO, but at least once each month. Procedures used in testing and calibration will be in accordance with the aforementioned API Manual of Petroleum Measurement to ensure measurement accuracy to within one—half of one percent. Consecutive meter factors differing by more than 50/10,000 will result in an adjustment to recorded volumes. KMTP shall have access to the measuring equipment at all reasonable times, but readings, calibrations and adjustments thereof shall be done by employees or agents of COPANO. COPANO shall notify KMTP in advance of the performance of tests and calibrations so that KMTP may have its representative present as a witness.

ARTICLE 12. — QUALITY
     12.1. Gas Quality Specifications
     All KMTP Gas delivered to the Plant, and PTR Make-up Gas and Residue Gas returned to KMTP hereunder shall meet the following specifications:
(a) The Gas shall be free of water and other objectionable liquids at the temperature and pressure at which the Gas is delivered and the Gas shall not contain any hydrocarbons which might condense to free liquids in the pipeline under normal pipeline conditions and shall in no event contain water vapor in excess of seven (7) pounds per one million (1,000,000) cubic feet, measured at fourteen and seventy-three hundredths pounds per square inch absolute (14.73 psia) at a standard temperature of sixty degrees Fahrenheit (60° F.).
(b) The Gas shall not contain more than one-quarter (1/4) grain of hydrogen sulphide per one hundred (100) cubic feet as determined by quantitative methods in general use within the natural gas industry and as mutually acceptable to the Parties.
(c) The Gas shall not contain more than two (2) grains of total sulphur per one hundred (100) cubic feet as determined by quantitative methods in general use within the natural gas industry and as mutually acceptable to the Parties.
(d) The Gas shall not contain more than one-quarter (1/4) grain of mercaptan per one hundred (100) cubic feet as determined by quantitative methods in general use within the natural gas industry and as mutually acceptable to the Parties.
(e) The Gas shall not contain in excess of:
(1) ** percent (**%) by volume of carbon dioxide (C02)
(2) Ten parts per million (10 ppm) by volume of oxygen (O2);
(3) Three percent (3%) by volume of nitrogen (N2),
(4) In the aggregate, four percent (4%) by volume of non-hydrocarbons.

(f) The Gas shall contain no carbon monoxide, halogens or unsaturated hydrocarbons and not more than four hundred parts per million (400 ppm) of hydrogen.
(g) The Gas shall have a temperature of not more than one hundred and twenty degrees Fahrenheit (120º F) nor less than forty degrees Fahrenheit (40º F).
(h) The Gas shall contain a daily average heating content of not less than nine hundred seventy five (975) Btu per cubic foot.
(i) The Gas shall be commercially free from dust, gum, gum forming constituents or other objectionable liquid or solid matter that might become separated from the Gas in the course of transmission through pipelines.
     12.2. Testing
     Tests to determine the quality of Gas shall be conducted by either Party at its sole expense and shall be made as often as mutually agreed upon and as reasonably required by approved standard methods in general use by the natural gas industry. The testing Party shall promptly furnish the other Party with copies of all test results. The testing Party shall give the other Party reasonable notice of all such tests in order that the other Party may have its representatives present if it so desires.
     12.3. Failure to Meet Quality Specifications
     If any Gas subject hereto fails to meet an applicable quality specification, the receiving Party shall have the right to waive such failure and to continue to receive such Gas. If the receiving Party refuses to receive such Gas and if the delivering Party does not elect to treat the Gas so as to cause the same to meet such quality specification, then such delivering Party shall stop the delivery of Gas that fails to meet such quality specification.
ARTICLE 13. — ACCOUNTING
     13.1. Statements
     COPANO shall provide KMTP by the twentieth (20th) day of each calendar month a statement for the previous month setting forth the payments due to KMTP or to COPANO pursuant to Article 5 and any amounts owed to or by KMTP for Residue Gas pursuant to Section 8.2 and for PTR Make—up Gas pursuant to Section 9.2.
     13.2. Payments
     The Party that is owed the greater amount as reflected in a statement referred to in Section 13.1 (the “Creditor Party”)

shall net its obligation against the obligation of the other Party (the “Debtor Party”). Specifically, the Debtor Party shall make payment of the difference between amounts owed by the Creditor Party hereunder and amounts owed by the Debtor Party hereunder. Payment of such difference shall be made not later than the twenty-fifth (25th) day of the month following the month of delivery (the “Payment Date”). If the amounts owed by each Party to the other are equal, neither Party shall make payment. If the Payment Date falls on a Saturday, or a bank holiday other than Monday, payment shall be made on the preceding banking day. If the Payment Date falls on a Sunday or a Monday bank holiday, payment shall be made on the succeeding banking day.
     13.3. Auditing
     Each Party shall have the right at reasonable hours to examine the books, records, and charts of the other Party to the extent necessary to verify the accuracy of any statement, payment, calculation, or determination made pursuant to the provisions of this Contract. If any such examination shall reveal, or if either Party shall discover, any error or inaccuracy in its own or the other Party’s statement, payment, calculation, or determination, then proper adjustment and correction thereof shall be made as promptly as practicable thereafter, provided that all statements, payments, calculations and determinations shall be final unless questioned within three (3) years of the date thereof.
     13.4. Failure to Pay
     If either Party fails to pay any amount payable to the other hereunder when due, interest thereon shall accrue and be payable from the date on which payment was due until the date payment is made. The rate of such interest shall be the prime rate of interest quoted by Fleet National Bank; provided, that the interest rate provided herein shall never exceed the highest rate of interest permitted by applicable law. If any such failure to pay continues for thirty (30) days after protest in writing, the aggrieved Party may suspend deliveries or acceptance of deliveries of Gas hereunder and, in addition, may terminate this Contract upon written notice to the non—paying Party as applicable. The exercise of any such right by either Party shall be in addition to any and all other remedies available to such Party.

ARTICLE 14. — FORCE MAJEURE
     14.1. Definition.
If either Party is rendered unable, wholly or in part, by force majeure to carry out its obligations (except financial obligations) under this Contract, it is agreed that, on such Party’s giving notice and reasonably full particulars of such force majeure to the other Party within a reasonable time after the occurrence of the cause relied on, the obligations of the Party giving such notice, so far as they are affected by force majeure, shall be suspended during the continuance of any inability so caused, but for no longer period, and such cause shall so far as possible be remedied with all reasonable dispatch. The term “force majeure” means any cause not reasonably within the control of the Party claiming same, which shall include, but not be limited to acts of God, strikes, lockouts or other industrial disturbances, acts of the public enemy, terrorism, wars, blockades, insurrections, riots, epidemics, landslides, lightning, earthquakes, fires, storms, storm warnings, hurricanes, floods, high water, washouts, arrests and restraints of government and people, civil disturbances, explosions, breakage or accident to machinery or lines of pipe, freezing of wells or lines of pipe, partial or entire failure of wells, the necessity for making repairs or alterations to machinery or lines of pipe, and any other causes, whether of the kind herein enumerated or otherwise, not reasonably within the control of the Party claiming suspension; such term shall likewise include (a) in those instances where either Party is required to obtain servitudes, rights—of-way grants, permits or licenses to enable such Party to perform hereunder, the inability of such Party to acquire, or the delays on the part of such Party in acquiring, at reasonable cost and after the exercise of reasonable diligence, such servitudes, rights-of—way grants, permits or licenses, and (b) in those instances where either Party is required to furnish materials and supplies for the purpose of constructing or maintaining facilities or is required to secure permits or permissions from any governmental agency, federal or state, civil or military, to enable such Party to perform hereunder, the inability of such Party to acquire, or the delays on the part of such Party in acquiring, at reasonable costs and after the exercise of reasonable diligence, such materials and supplies, permits and permissions.
     14.2. Strikes and Lockouts
     It is understood and agreed that the settlement of strikes or lockouts shall be entirely within the discretion of the Party having the difficulty, and that the above requirement that any force majeure shall be remedied with all reasonable dispatch shall not require the settlement of strikes or lockouts by acceding to the demands of an opposing party when such course is inadvisable in the discretion of the Party having the difficulty.

     14.3. Plant Loss
     In the event of loss of or damage to all or a substantial part of the Plant or the KMTP Line for any cause, COPANO and KMTP shall have no obligation to repair, rebuild, or replace same unless each Party determines, in its sole discretion, to do so, and the above requirement that any force majeure shall be remedied with all reasonable dispatch shall not apply in such event.
ARTICLE 15. — TAXES
     15.1. Taxes
     As between the Parties, KMTP shall be responsible for all taxes and assessments levied on facilities owned by KMTP and activities prior to the delivery of COPANO Gas and KMTP Gas at the Delivery Point and after the redelivery at the Residue Gas Redelivery Point or Alternate Redelivery Point. COPANO shall be responsible for all taxes and assessments levied on facilities owned by COPANO and activities from the time Copano Gas and/or KMTP Gas is so delivered to Copano until the redelivery of Gas to KMTP at the Residue Gas Redelivery Point or the Alternate Delivery Point.
ARTICLE 16. — LIABILITY; TITLE AND WARRANTIES
     16.1. Transfer of Custody of and Responsibility For Gas
     As between KMTP and COPANO, KMTP shall be in control and possession of the Gas until such Gas has been delivered to COPANO at the Delivery Point and after it has been redelivered to KMTP at the Residue Gas Redelivery Point or Alternate Redelivery Point. As between COPANO and KMTP, COPANO shall be in control and possession of the Gas after it has been delivered to COPANO at the Delivery Point and until it is redelivered to KMTP at the Residue Gas Redelivery Point or Alternate Redelivery Point. Nothing in this Section 16.1 shall affect title to the Gas, which will remain with the owner thereof.
     16.2. Title to Products
     Title to Products attributable to KMTP Gas shall be transferred to COPANO at the Delivery Point.
     16.3. Title to PTR
     Title to PTR Make-up Gas shall be transferred to KMTP at the point at which said PTR Make-Up Gas is delivered to KMTP.
     16.4. Liability
     Neither Party shall be liable for punitive or exemplary damages or for consequential, indirect or special damages, of any kind arising out of or in any way relating to its performance or failure to perform under this Contract.

     16.5. Warranties
     KMTP hereby warrants that it has the right to have Processed all KMTP Gas delivered from the KMTP Line and agrees, if notified by COPANO, to indemnify COPANO against all suits, actions, debts, accounts, damages, costs (including attorneys’ fees), losses and expenses arising from or out of any adverse legal claims of any and all persons with respect to such Processing rights. COPANO hereby warrants that it has the right to Process COPANO Gas and warrants title to PTR Make—up Gas and agrees, if notified by KMTP, to indemnify KMTP against all suits, actions, debts, accounts, damages, costs (including attorneys’ fees), losses and expenses arising from or out of any adverse legal claims of any and all persons with respect to such right to Process and/or title.
ARTICLE 17. — SUCCESSORS AND ASSIGNS
     17.1. Binding of Terms
     All the terms and conditions of this Contract shall extend to and be binding upon the respective successors and assigns of the Parties.
     17.2. Conditions
     No assignment of an interest in this Contract shall be made by either Party without the prior written consent of the other Party; which consent shall not be unreasonably withheld, provided, that prior written consent shall not be required: (i) for an assignment to an Affiliate of a Party in connection with a corporate consolidation, amalgamation, merger or reorganization or (ii) for an assignment by either Party to a purchaser in connection with a sale of the KMTP Line by KMTP or the Plant by COPANO.
     17.3. Pledged Rights
     Notwithstanding any provision hereof to the contrary, either Party shall have the right to pledge, mortgage or grant a security interest in its rights hereunder to secure the indebtedness of such Party and the consent of the other Party shall not be required in connection with the foreclosure of any liens, security interests created by any such pledge, mortgage or security agreement.

ARTICLE 18. — NOTICES
     18.1. Addresses
All notices provided for herein shall be in writing and delivered to the addresses listed below or to such other address either Party shall designate by written notice. Such notices shall be sent by Certified U.S. Mail, Return Receipt Requested, postage prepaid, by facsimile, or by courier. Notices sent by Certified Mail or courier shall be deemed given upon delivery as evidenced by the receipt of delivery. Notices sent by facsimile shall be deemed to have been given upon the sending Party’s receipt of its facsimile machine’s confirmation of successful transmission; however, if the day on which such facsimile is received is not a business day or is after 4 p.m. on a business day, then such facsimile shall be deemed to have been delivered on the next following business day:
To KMTP:
Address for Notices:
KINDER MORGAN TEXAS PIPELINE LLC
One Allen Center
500 Dallas Street, Suite 1000
Houston, Texas 77002
ATTN: Accounting Dept. (For Accounting Matters)
Telephone: (713)369-9000
Facsimile: (713)369-9385
KINDER MORGAN TEXAS PIPELINE LLC
One Allen Center
500 Dallas Street, Suite 1000
Houston, Texas 77002
ATTN: Vice President, Gas Supply & Processing (For all other matters)
Telephone: (713)369-8860
Facsimile: (713)369-9395
Address for Payments:
KINDER MORGAN TEXAS PIPELINE LLC
Wells Fargo Bank, NA
ABA #**
A/C# **
For Credit to Kinder Morgan Texas Pipeline LLC

To COPANO:

Address for Notices:

Copano Processing, L.P.
ATTN:	Contract Services (For Contract Matters)
2727 Allen Parkway, Suite 1200
Houston, Texas 77019-2154
Telephone:	713-621-9547
Facsimile:	713-737-9047

Copano Processing, L.P.
ATTN: Plant Accounting (For Accounting Matters)
2727 Allen Parkway, Suite 1200
Houston, Texas 77019-2154
Telephone:	713-621-9547
Facsimile:	713-737-9502

Copano Processing, L.P.
ATTN: Vice President Gas Processing (For all other matters)
2727 Allen Parkway, Suite 1200
Houston, Texas 77019-2154
Telephone:	713-621-9547
Facsimile:	713-737-9047

Address for Payments:

Copano Processing, L.P.
Comerica Bank — Texas
ABA No.	**
Acct No.	**
Either Party may change its address for purposes of this paragraph by giving notice of such change of address to the other Party in the manner herein provided for giving notice.
ARTICLE 19. — TERM
     19.1. Term
     This Contract shall be effective as of the Effective Date and shall continue in full force and effect for a primary term ending on December 31, 2024, and year to year thereafter, unless canceled by either Party giving advance written notice to the other at least 180 days before the date of termination of the primary term or any subsequent anniversary date thereof.

ARTICLE 20. — MISCELLANEOUS
     20.1. Upstream Processing
     KMTP shall not Process or arrange for Processing of any of the Gas in the KMTP Line upstream of the Plant or prior to delivery of such Gas into the KMTP Line with a third party processor except that KMTP shall have the sole option to: (i) Process or arrange for Processing of any Gas upstream of the Plant from any pipeline or plant that KMTP or any Affiliate of KMTP acquires after the Effective Date if such Gas was subject to a processing agreement on the effective date of the acquisition of such pipeline or plant by KMTP or its Affiliate; and (ii) Process or arrange for Processing of Gas located upstream from KMTP’s Freer Compressor Station for the purpose of conditioning the Gas to meet the hydrocarbon dew point specification at KMTP’s delivery points. Arrangements for Processing by a third party seller or transporter of Gas delivered into the KMTP Line shall not, for purposes hereof, be deemed arrangements by KMTP.
     20.2. Indemnity
     KMTP and COPANO each hereby releases, relinquishes and discharges and, at the sole cost and expense of each, shall indemnify, protect, save harmless and defend the other of and from any and all claims, demands, causes of actions, damages, liabilities and costs, (including reasonable attorneys’ fees,) of any and every nature whatsoever arising out of the performance of this Contract which are asserted against the indemnitee by any person, whether they be third persons or employees of either of the Parties, for personal injury, death, or loss of or damage to property where such personal injury, death, or loss of or damage to property is due to the sole negligence or sole willful misconduct of the indemnitor, its employees, agents, contractors or subcontractors. Where personal injury, death, or loss of or damage to property is the result of joint negligence or willful misconduct of KMTP and COPANO, their employees, agents, contractors or subcontractors, the indemnitor’s duty of indemnification shall be in the same proportion that the indemnitor’s negligent acts or omissions contributed thereto. If KMTP or COPANO is held strictly liable under law, the indemnitor’s duty of indemnification shall be in the same proportion that the indemnitor’s negligent acts or omissions contributed to the personal injury, death, or losses of or damage to property for which the indemnitee is held strictly liable.
     20.3. Waiver
     No waiver by KMTP or COPANO of any default of the other Party under this Contract shall operate as a waiver of any subsequent default, whether of a like or a different character.

     20.4. Performance
     Any provision herein that requires action by either Party where a performance date is not specified shall require performance of such action within a reasonable time.
     20.5. Drafting
     As between the Parties, it shall be conclusively presumed that each and every provision of this Contract was drafted jointly by KMTP and COPANO.
     20.6. Headings
     The Table of Contents and headings contained in this Contract are used solely for convenience and do not constitute a part of the agreement between the Parties, and they should not be used to aid in any manner in construing this Contract.
     20.7. Third Party Beneficiaries
     It is the specific intention of the Parties that the provisions of this Contract shall not impart rights enforceable by any person, firm, or organization not a Party or not a successor or assignee of a Party to this Contract and, therefore, that there be no third party beneficiary to this Agreement.
     20.8. Prior Contract
     This Contract supersedes and replaces the 2006 Restated Agreement as of the Effective Date. This Contract shall not alter or affect any rights or obligations of the Parties under the 2006 Restated Agreement that accrued prior to the Effective Date.
     20.9. Replacement Indices
     Should any index utilized by the Parties be unavailable or cease to be published, the Parties shall promptly meet and in good faith determine an alternative index or payment methodology that will place each in a comparable economic position to that they would have been in had the original index have been available and utilized. Should the Parties be unable to so reach agreement, either may submit the matter for arbitration pursuant to the expedited rules of the American Arbitration Association.
20.10 Governing Law
     This Contract shall be interpreted, construed and governed by the laws of the State of Texas without reference to those that might refer to the law of another jurisdiction. The Parties stipulate that venue for any action brought to enforce any right under this Contract shall be proper in Harris County, Texas.

     IN WITNESS WHEREOF, this Contract is executed in multiple originals as of the dates signified below, effective as of the date first above written.

COPANO PROCESSING, L.P.
by Copano Processing GP, L.L.C.
its Managing General Partner

By:
Title:	Senior Vice President
Date:

KINDER MORGAN TEXAS PIPELINE LLC

By:
Title:	VICE PRESIDENT
Date:

Exhibit A
To the Third Amended and Restated Gas Processing Agreement
Between Kinder Morgan Texas Pipeline LLC and Copano Processing, L.P.
Dated June 1, 2010

KINDER MORGAN TEXAS PIPELINE COMPANY	05-May-10
HOUSTON CENTRAL PLANT

				Nov-09
1	**
		PIN **
		Inlet MCF @**		**
		BTU Factor		**
		Inlet MMBTU		**
		GPM:			THEORETICAL GALLONS
			ETHANE	1.0376	**
			PROPANE	0.3791	**
			I-BUTANE	0.0952	**
			N-BUTANE	0.1020	**
			I-PENTANE	0.0500	**
			N-PENTANE	0.0331	**
			C6	0.1213	**
		Total		1.8184	**
			CO2	2.4942
			N2	0.1363

2	**
		PIN **
		Inlet MCF		**
		BTU Factor		**
		Inlet MMBTU		**
		GPM:			THEORETICAL GALLONS
			ETHANE	1.2075	**
			PROPANE	0.4659	**
			I-BUTANE	0.1147	**
			N-BUTANE	0.1277	**
			I-PENTANE	0.0610	**
			N-PENTANE	0.0406	**
			C6	0.1393	**
		Total		2.1567	**
			CO2	2.5584
			N2	0.1497

3	**
		PIN **
		Inlet MCF		**
		BTU Factor		**
		Inlet MMBTU		**
		GPM:			THEORETICAL GALLONS

2

				Nov-09
			ETHANE	1.9098	**
			PROPANE	0.7103	**
			I-BUTANE	0.1807	**
			N-BUTANE	0.1933	**
			I-PENTANE	0.1221	**
			N-PENTANE	0.0759	**
			C6	0.3126	**
		Total		3.5045	**
			CO2	1.6118
			N2	0.1059

4	**
		PIN **
		Inlet MCF		**
		BTU Factor		**
		Inlet MMBTU		**
		GPM:			THEORETICAL GALLONS
			ETHANE	1.1040	**
			PROPANE	0.3871	**
			I-BUTANE	0.0874	**
			N-BUTANE	0.1069	**
			I-PENTANE	0.0574	**
			N-PENTANE	0.0416	**
			C6	0.2040	**
		Total		1.9884	**
			CO2	1.6689
			N2	0.0731

5	**
		PIN **
		Inlet MCF		**
		BTU Factor		**
		Inlet MMBTU		**
		GPM:			THEORETICAL GALLONS
			ETHANE	#DIV/0!	**
			PROPANE	#DIV/0!	**
			I-BUTANE	#DIV/0!	**
			N-BUTANE	#DIV/0!	**
			I-PENTANE	#DIV/0!	**
			N-PENTANE	#DIV/0!	**
			C6	#DIV/0!	**
		Total		#DIV/0!	**
			CO2	1.1523
			N2	0.1900

3

				Nov-09
6	**
		PIN **
		Inlet MCF		**
		BTU Factor		**
		Inlet MMBTU		**
		GPM:			THEORETICAL GALLONS
			ETHANE	2.0566	**
			PROPANE	0.8328	**
			I-BUTANE	0.2250	**
			N-BUTANE	0.2178	**
			I-PENTANE	0.1033	**
			N-PENTANE	0.0697	**
			C6	0.2043	**
		Total		3.7094	**
			CO2	3.7374
			N2	0.1012

7	**
		PIN **
		Inlet MCF		**
		BTU Factor		**
		Inlet MMBTU		**
		GPM:			THEORETICAL GALLONS
			ETHANE	1.7781	**
			PROPANE	0.7617	**
			I-BUTANE	0.1670	**
			N-BUTANE	0.2008	**
			I-PENTANE	0.0930	**
			N-PENTANE	0.0637	**
			C6	0.2197	**
		Total		3.2840	**
			CO2	3.6452
			N2	0.1044

8	**
		PIN **
		Inlet MCF		**
		BTU Factor		**
		Inlet MMBTU		**
		GPM:			THEORETICAL GALLONS
			ETHANE	1.3799	**
			PROPANE	0.6901	**
			I-BUTANE	0.1656	**
			N-BUTANE	0.2026	**
			I-PENTANE	0.0904	**
			N-PENTANE	0.0638	**

4

				Nov-09
			C6	0.2294	**
		Total		2.8218	**
			CO2	2.7104
			N2	0.1766

9	**
		PIN **
		Inlet MCF		**
		BTU Factor		**
		Inlet MMBTU		**
		GPM:			THEORETICAL GALLONS
			ETHANE	1.4057	**
			PROPANE	0.6418	**
			I-BUTANE	0.1476	**
			N-BUTANE	0.1880	**
			I-PENTANE	0.0821	**
			N-PENTANE	0.0612	**
			C6	0.1862	**
		Total		2.7127	**
			CO2	1.4136
			N2	0.1696

10	**
		PIN **
		Inlet MCF		**
		BTU Factor		**
		Inlet MMBTU		**
		GPM:			THEORETICAL GALLONS
			ETHANE	1.2991	**
			PROPANE	0.5699	**
			I-BUTANE	0.1159	**
			N-BUTANE	0.1627	**
			I-PENTANE	0.0622	**
			N-PENTANE	0.0529	**
			C6	0.1897	**
		Total		2.4524	**
			CO2	3.0061
			N2	0.0576

11	**
		PIN **
		Inlet MCF		**
		BTU Factor		**
		Inlet MMBTU		**
		GPM:			THEORETICAL GALLONS

5

				Nov-09
			ETHANE	1.5090	**
			PROPANE	0.4898	**
			I-BUTANE	0.1345	**
			N-BUTANE	0.1360	**
			I-PENTANE	0.0673	**
			N-PENTANE	0.0453	**
			C6	0.2458	**
		Total		2.6276	**
			CO2	2.6221
			N2	0.1680

12	**
		PIN **
		Inlet MCF		**
		BTU Factor		**
		Inlet MMBTU		**
		GPM:			THEORETICAL GALLONS
			ETHANE	#DIV/0!	**
			PROPANE	#DIV/0!	**
			I-BUTANE	#DIV/0!	**
			N-BUTANE	#DIV/0!	**
			I-PENTANE	#DIV/0!	**
			N-PENTANE	#DIV/0!	**
			C6	#DIV/0!	**
		Total		#DIV/0!	**
			CO2	3.2503
			N2	0.1990

13	**
		PIN **
		Inlet MCF		**
		BTU Factor		**
		Inlet MMBTU		**
		GPM:			THEORETICAL GALLONS
			ETHANE	1.1367	**
			PROPANE	0.4034	**
			I-BUTANE	0.1246	**
			N-BUTANE	0.1144	**
			I-PENTANE	0.0613	**
			N-PENTANE	0.0450	**
			C6	0.1472	**
		Total		2.0325	**
			CO2	2.9611
			N2	0.2384

6

				Nov-09
14	**
		PIN **
		Inlet MCF		**
		BTU Factor		**
		Inlet MMBTU		**
		GPM:			THEORETICAL GALLONS
			ETHANE	1.8063	**
			PROPANE	0.9423	**
			I-BUTANE	0.2196	**
			N-BUTANE	0.2687	**
			I-PENTANE	0.1135	**
			N-PENTANE	0.0813	**
			C6	0.1983	**
		Total		3.6299	**
			CO2	3.2136
			N2	0.2823

15	**
		PIN **
		Inlet MCF		**
		BTU Factor		**
		Inlet MMBTU		**
		GPM:			THEORETICAL GALLONS
			ETHANE	#DIV/0!	**
			PROPANE	#DIV/0!	**
			I-BUTANE	#DIV/0!	**
			N-BUTANE	#DIV/0!	**
			I-PENTANE	#DIV/0!	**
			N-PENTANE	#DIV/0!	**
			C6	#DIV/0!	**
		Total		#DIV/0!	**
			CO2	3.6340
			N2	0.0800

16	**
		PIN **
		Inlet MCF		**
		BTU Factor		**
		Inlet MMBTU		**
		GPM:			THEORETICAL GALLONS
			ETHANE	1.2702	**
			PROPANE	0.5435	**
			I-BUTANE	0.1443	**
			N-BUTANE	0.1676	**
			I-PENTANE	0.0728	**
			N-PENTANE	0.0516	**

7

				Nov-09
			C6	0.1270	**
		Total		2.3771	**
			CO2	2.5286
			N2	0.1899

MP279	MIDCON
		NET
		Inlet MCF		**
		BTU Factor		**
		Inlet MMBTU		**
		GPM:			THEORETICAL GALLONS
			ETHANE	0.7446	**
			PROPANE	0.1967	**
			I-BUTANE	0.0523	**
			N-BUTANE	0.0453	**
			I-PENTANE	0.0279	**
			N-PENTANE	0.0154	**
			C6	0.0843	**

		Total		1.1665	**
			CO2	2.4988
			N2	0.1109
				KM net gallons	**

8

EXHIBIT B-1
This Exhibit B-1 is attached to and made a part of that certain Amended and Restated Gas Processing Contract dated as of June_1, 2010 between KINDER MORGAN TEXAS PIPELINE LLC (“KMTP”) AND COPANO PROCESSING, L.P. (“COPANO”)(the “Contract”). Capitalized terms used but not defined in this Exhibit B-1 shall have the meanings given them in the Contract.
PROCESSING CONFIRMATION LETTER (PCL)
KMTP METER STATION NO.
Name of Producer:
Field(s):
County:
Quantity:
Quality:
Effective Date:
Term of PCL:
KMTP share of:
     Products:
     PTR:
Allocation Procedure: As set forth in Exhibit C to the Contract.
Other Fees Paid:
Other Provisions:
This Processing Confirmation Letter is accepted by and agreed to by:

Kinder Morgan Texas Pipeline LLC	COPANO PROCESSING, L.P.

This ___ day of , 20_	This ___ day of , 20_

By:	By:

9

EXHIBIT B-2
This Exhibit B-2 is attached to and made a part of that certain Amended and Restated Gas Processing Contract dated as of June 1, 2010 between KINDER MORGAN TEXAS PIPELINE LLC (“KMTP”) AND COPANO PROCESSING, L.P. (“COPANO”)(the “Contract”). Capitalized terms used but not defined in this Exhibit B-2 shall have the meanings given them in the Contract.
PROCESSING CONFIRMATION LETTER (PCL)
KMTP METER STATION NO.
Name of Producer:
Field(s):
County:
Quantity:
Quality:
Effective Date:
Term of PCL:
     Fees Paid: KMTP will pay a Processing Fee of $** per MMBtu of Gas delivered at the inlet of the Plant and Processed under this PCL. Such Gas shall be processed on a firm basis subject to an MDQ of ** MMBtu per day.
     Other Provisions: COPANO will purchase and pay KMTP for 100% of the Products actually recovered by Processing under this PCL. The price paid by COPANO for such Products shall be the OPIS Mont Belvieu Index (Non-TET) price less a transportation and fractionation fee determined by the following formula:
1. For gas delivered at the proposed ** interconnect at or near KMTP’s Kenedy Compressor Station in Bee County, Texas , the transportation and fractionation fee shall be as follows and shall not be adjusted for inflation:
$** per Gallon + ($** per Gallon x(Ship Channel Index/$3.50))
2. For all other gas the transportation and fractionation fee shall be as follows:
$** + ($** x Adjustment Factor) + ($** x(HSC/$3.50))
COPANO will purchase and pay KMTP for 100% of the Unfractionated NGLs recovered by Processing under this PCL. The price paid by COPANO for Unfractionated NGLs shall be the actual prices received by COPANO for such Unfractionated NGLs, less $** per Gallon.
COPANO will not be required to compensate KMTP for or make up PTR attributable to Gas Processed under this PCL. PTR and quantities of Products and Unfractionated NGLs recovered will be determined for Gas Processed under this PCL in accordance with the procedures set forth in Exhibit C to the Contract.

Accepted by and agreed to by:
Kinder Morgan Texas Pipeline LLC	COPANO PROCESSING, L.P.

This ___ day of , ____	This ___ day of , ____

By:	By:

2

EXHIBIT C
This Exhibit C is attached to and made a part of that certain Amended and Restated Gas Processing Contract dated as of June 1, 2010 between KINDER MORGAN TEXAS PIPELINE LLC (“KMTP”) AND COPANO PROCESSING, L.P. (“COPANO”)(the “Contract”). Capitalized terms used but not defined in this Exhibit C shall have the meanings given them in the Contract.
DETERMINATION OF PLANT PRODUCTS, PTR AND RESIDUE GAS
A. Determination of Plant Products
     The quantity of Products attributable to Gas delivered to COPANO hereunder shall be determined by multiplying the total quantity of each Product contained as a component in the Gas by the recovery factor for each Product. The recovery factor shall equal a fraction, the numerator of which is the quantity of each such Plant Product recovered and saved in the Plant, and the denominator of which is the total quantity of each such Plant Product contained as a component of Gas from all sources delivered to the Plant for Processing.
B. Determination of PTR
     The PTR shall be the sum of the Plant Fuel, Flare and Losses and the Hydrocarbon Shrinkage as determined below:
(i)	The quantity of Gas, stated in MMBtu’s, that is consumed as Plant fuel, flare and vent in the Processing of the Gas during a given Month shall be determined by multiplying the total quantity of MMBtu’s consumed as Plant Fuel, Flare and Losses in the Plant operations during such Month by a fraction, the numerator of which is the MMBtu allocated to Gas and the denominator of which is the total MMBtu from all sources of supply delivered to the Plant for Processing; and

(ii)	Hydrocarbon Shrinkage shall be calculated each Month by multiplying the number of gallons of each component recovered and allocated to Gas by the Btu equivalent of each such component as set forth in the GPA Technical Standards Publication No. 2145-09, as revised from time to time and as adjusted to sixty degrees Fahrenheit (60°) and 14.73 psia pressure base; the aggregate Btu’s of all such components shall constitute the Hydrocarbon Shrinkage hereunder.
C. Determination of Residue Gas

3

The quantity of Residue Gas shall be determined by subtracting the quantity of PTR in MMBtu attributable to Gas from the quantity of Gas in MMBtu delivered for Processing at the Plant.

D.	Changes in Procedures Described in this Exhibit C

COPANO may change the procedures described in this Exhibit C upon prior written consent of KMTP, which consent shall not be unreasonably withheld.

4

EXHIBIT D – Part 1

	A	B	C	D	E	F	G	H	I	J	K	L
EXHIBIT D PART 1 FORMULAE
Processing Margin Calculation
2
3
4
5
6					Ship Channel Index		**
7	PRODUCER PLANT	KMTP
HOUSTON CENTRAL
8
9												ACTUAL PROD.
PRICES
10				ACTUAL PLANT				COMPOSITE				LESS
				RECOVERY	RECOVERED	LIQUID VOLUME	LIQUID PRICE	PRICE	COMPONENT	COMPOSITE		DEDUCTIONS
11	COMPONENT		GPM	%	GPM	%	$/GAL	$/GAL	Btu/GAL	Btu/GAL		$/GAL
12
13	Ethane		**	**	=(C13*D13)/100	=E13/E$21	=L13	=F13*G13	66340	=F13*I13		**
14	Propane		**	**	=(C14*D14)/100	=E14/E$21	=L14	=F14*G14	91563	=F14*I14		**
15	I-Butane		**	**	=(C15*D15)/100	=E15/E$21	=L15	=F15*G15	99630	=F15*I15		**
16	n-Butane		**	**	=(C16*D16)/100	=E16/E$21	=L16	=F16*G16	103740	=F16*I16		**
17	I-Pentane		**	**	=(C17*D17)/100	=E17/E$21	=L17	=F17*G17	109680	=F17*I17		**
18	n-Pentane		**	**	=(C18*D18)/100	=E18/E$21	=L18	=F18*G18	110870	=F18*I18		**
19	Hexanes+		**	**	=(C19*D19)/100	=E19/E$21	=L19	=F19*G19	123000	=F19*I19		**
20			**
21	TOTALS		=SUM(C13:C20)		=SUM(E13:E20)	=SUM(F13:F20)		=SUM(H13:H20)		=SUM(J13:J20)
22
23	KMTP GAS (Btu/cf)			**
24
25	GAS SALES VALUE($/MMBtu)			=H7-**
26
27	SHRINKAGE VALUE($/Gal)			=(J21/1000000)*D25
28
29	FRAC MARGIN($/Gal)			=H21-D27
30
31	FUEL CONSUMPTION(MMBtu/Gal)			=(***D23/1000)/E21
32
33	FUEL COST($/Gal)			=D31*D25
34
35	PROCESSING MARGIN($/Gal)			=D29-D33

5

EXHIBIT D – Part 2

	A	B	C		D		E		F	G		H	I	J	K	L
EXHIBIT D PART 2 EXEMPLAR WITH REPRESENTATIVE VALUES
Processing Margin Calculation
2
3
4
5
6							Ship Channel Index			*	*
7	PRODUCER PLANT	KMTP
		HOUSTON CENTRAL
8
9																ACTUAL PROD.
																PRICES
10					ACTUAL PLANT							COMPOSITE				LESS
					RECOVERY		RECOVERED		LIQUID VOLUME	LIQUID PRICE		PRICE	COMPONENT	COMPOSITE		DEDUCTIONS
11	COMPONENT		GPM		%		GPM		%	$/GAL		$/GAL	Btu/GAL	Btu/GAL		$/GAL
12
13	Ethane		*	*	*	*	*	*	0.47278	*	*	0.34513	66,340	31,364		*	*
14	Propane		*	*	*	*	*	*	0.24354	*	*	0.26790	91,563	22,300		*	*
15	I-Butane		*	*	*	*	*	*	0.07195	*	*	0.11368	99,630	7,169		*	*
16	n-Butane		*	*	*	*	*	*	0.06036	*	*	0.08933	103,740	6,262		*	*
17	I-Pentane		*	*	*	*	*	*	0.03436	*	*	0.05875	109,680	3,768		*	*
18	n-Pentane		*	*	*	*	*	*	0.01910	*	*	0.03266	110,870	2,118		*	*
19	Hexanes+		*	*	*	*	*	*	0.09791	*	*	0.16743	123,000	12,043		*	*
20			*	*
21	TOTALS		*	*			*	*	1.0			1.07488		85,023
22
23	KMTP GAS (Btu/cf)				*	*
24
25	GAS SALES VALUE($/MMBtu)				*	*
26
27	SHRINKAGE VALUE($/Gal)				*	*
28
29	FRAC MARGIN($/Gal)				*	*
30
31	FUEL CONSUMPTION(MMBtu/Gal)				*	*
32
33	FUEL COST($/Gal)				*	*
34
35	PROCESSING MARGIN($/Gal)				*	*

6